                                                                    Exhibit 11.1

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES



             Statement Regarding Computation of Per Share Earnings

     The following reflects the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.


                                                                                               Average                     Loss
                                                          Days                                  Shares                     Per
                                          Shares       Outstanding       Shares X Days        Outstanding       Loss       Share

      Quarter Ended March 31, 1999:     16,379,309          3               49,137,927
                                        16,415,664         50              820,783,200
                                        22,415,664         14              313,819,296
                                        22,463,211         21              471,727,431
                                        22,474,987          1               22,474,987
                                        22,494,671          1               22,494,671
                                                           90            1,700,437,512   /90  18,893,750     (3,175,000)   (0.17)

      Quarter Ended March 31, 2000:     22,853,782         21              479,929,422
                                        22,873,782          3               68,621,346
                                        22,876,765          4               91,507,060
                                        22,877,930         12              274,535,160
                                        22,879,230         23              526,222,290
                                        22,888,646          6              137,331,876
                                        22,905,144         14              320,672,016
                                        22,922,078          8              183,376,624
                                                           91            2,082,195,794   /91  22,881,272     (3,452,000)   (0.15)